MUTUALS.com
                                 ("Registrant")
                                   Form N-SAR
                               File No. 811-10319
                        For the Year Ended March 31, 2004


Sub-Item 77K:  Changes in Registrant's certifying accountant
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Change in Independent Auditors of the Generation Wave Funds
In February 2004, Ernst & Young LLP ("E&Y") declined to stand for re-election as independent auditors of the Funds.

The reports of E&Y on the financial statements of the Funds since inception contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the fiscal period ended March 31, 2002, for the fiscal year ended March 31, 2003 and through February 2004, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such periods.

The Funds, with the approval of their Board of Trustees, and their Audit Committee, engaged Tait, Weller & Baker as their new independent auditors as of April 19, 2004.

Change in Independent Auditors of the Vice Fund
In February 2004, Ernst & Young LLP ("E&Y") declined to stand for re-election as independent auditors of the Fund.

The reports of E&Y on the financial statements of the Fund since inception contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the fiscal period ended March 31, 2003 and through February 2004, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such period.

The Fund, with the approval of its Board of Trustees, and its Audit Committee, engaged Tait, Weller & Baker as its new independent auditors as of April 19, 2004.


Registrant  has  requested  E&Y to  furnish  it with a letter  addressed  to the
Securities and Exchange Commission stating whether E&Y agrees with the statements contained above. A copy of the letter from E&Y to the Securities and Exchange Commission is filed as an exhibit hereto.